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                                                                     Exhibit 4.9


                                WARRANT AGREEMENT

         WARRANT AGREEMENT, dated as of [ ], among The St. Paul Companies, Inc. (the "Company") and [ ], as warrant agent (the "Warrant Agent").

         WHEREAS, on [   ] the Company filed with the SEC a "shelf" registration
statement on Form S-3. Under this registration statement the Company is authorized, inter alia, to issue, from time to time, warrants to purchase senior debt securities, subordinated debt securities, preferred stock, common stock, depositary shares or any combination of these securities. On [ ], the Company resolved to issue warrants to purchase [indicate type of securities] (the "Warrants"). The term "[ ]" as used in this Agreement refers to the [ ] [indicate type of securities] that the Company will issue and deliver upon exercise of the Warrants in accordance with the terms and conditions set forth in the warrant certificates evidencing the Warrants (the "Warrant Certificates"), such Warrant Certificates to be substantially in the form of Exhibit A hereto; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is so willing to act, in connection with the issuance, exchange, transfer, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates (including the Global Warrant Certificates) and the terms and conditions on which they may be issued, exchanged, transferred, exercised and replaced.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties agree to their following respective obligations and rights:

         1. Issuance of Warrants and Execution and Delivery of Warrant Certificates. (a) All Warrant Certificates shall be in registered form, shall contain such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as may, consistently herewith, be determined by a duly authorized representative of the Company (each, an "Authorized Person"), as evidenced conclusively by the execution of such Warrant Certificates and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation.

         (b) The Warrant Agent shall, upon receipt of the Warrant Certificates duly executed on behalf of the Company, countersign one or more global warrant certificates (the "Global Warrant Certificates") evidencing the Warrants and shall, subject to paragraph (a) above, deliver such Global Warrant Certificates to or upon the written order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign Warrant Certificates only if such Warrant Certificates are issued in exchange or substitution for one or more previously countersigned Warrant Certificates, as the case may be, or, in connection with their transfer, as hereinafter provided or as provided in Section 6(a) or Section 18, but subject to the provisions of


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Section 7. A Global Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms thereof.

         No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that such Warrant Certificate so countersigned has been duly issued hereunder.

         (c) Each Warrant Certificate shall be signed on behalf of the Company by an Authorized Person. Such signature may be the manual or facsimile signature of such persons and may be imprinted or otherwise reproduced on the Warrant Certificates.

         In case any Authorized Person who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be an Authorized Person, before the Warrant Certificates shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that a person who signed such Warrant Certificate ceased to be such an Authorized Person, and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be Authorized Persons, although at the date of the execution of this Agreement any such person was not such an Authorized Person.

         The terms "holder", "Warrant holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose.

         2. Appointment of the Warrant Agent. The Company hereby appoints [ ] as Warrant Agent of the Company in respect of the Warrants and Warrant Certificates, upon the terms and subject to the conditions set forth herein and in the Warrant Certificates, and [ ] hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it herein and in the Warrant Certificates and such further powers and authority, acceptable to it, to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof. The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until the Warrants expire.

         3. Exercise of Warrants. (a) Each Warrant entitles the registered owner to exercise an option to purchase, at an exercise price of U.S. $[ ], U.S. $[ ] of [ ] [indicate type of securities].




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


         (b) The Warrants evidenced by a Warrant Certificate may be exercised in whole or in part not earlier than [9:00 A.M., New York City time,] on [ ] and [not later than 5:00 P.M., New York City time,] on [ ]. If a Warrant is not exercised at or before [5:00 P.M., New York City time,] on [ ], it shall become void, and all rights of the holder under Warrants and under this Agreement shall cease. [No fewer than one Warrant may be exercised per Warrant Exercise Notice (as defined below) and no fractional Warrants may be exercised.]

         (c) During the period specified in Section 3(b), a Warrant, if the Warrant Certificate evidencing the same shall have been countersigned by the Warrant Agent, may be exercised by the holder thereof by (i) providing written notice of such election ("Warrant Exercise Notice") to exercise the Warrant to the Warrant Agent at [ ], "Attention: The St. Paul Companies, Inc. Warrant Exercise", or to such other address as shall be notified in accordance with the immediately following paragraph, by hand or by facsimile, no later than [noon, New York City time,] on [ ], which Warrant Exercise Notice shall be in the form of an election to purchase [ ] [indicate type of securities] substantially in the form set forth in Exhibit B hereto, properly completed and executed by the holder; provided that such written notice may only be submitted by or through persons that are direct participants in The Depository Trust Company ("DTC");
(ii) delivering, no later than [noon, New York City time,] on the Warrant Exercise Date, such Warrants to the Warrant Agent by book-entry transfer through the facilities of DTC or by delivering, no later than [noon, New York City time,] on [ ], the Warrant Certificates evidencing such Warrants to the Warrant Agent if Warrant Certificates in definitive form have been issued and delivered pursuant to Section 7; and (iii) for each Warrant exercised, paying in full, in lawful money of the United States of America, by bank wire transfer in immediately available funds [add electronic payment details] no later than [11:00 A.M., New York City time] on [ ] (the "Settlement Date"), the exercise price of U.S. $[ ]. Any exercise of a Warrant pursuant to the terms of this paragraph (c) shall be irrevocable and shall constitute a binding agreement between the Warrant holder and the Company, enforceable in accordance with its terms.

         (d) Not less than 20 days before the start of the period specified in
Section 3(b), the Warrant Agent shall notify DTC of (x) the Warrant Agent's account at DTC to which the Warrants must be delivered on the Warrant Exercise Date and (y) the address, phone number and facsimile number where holders of the Warrants can contact the Warrant Agent to which Warrant Exercise Notices are to be submitted.

         (e) Approximately two weeks before the start of the period specified in
Section 3(b), the Warrant Agent shall notify holders (through the clearing system) of (1) the Warrant Agent's account at DTC to which holders must deliver Warrants on the Warrant Exercise Date, (2) the Warrant exercise procedures of DTC and (3) the address, telephone number and facsimile number where holders can contact the Warrant Agent and to which holders must submit Warrant Exercise Notices if they decide to exercise their Warrants. At such time, the Warrant Agent shall also provide then holders with a

Warrant Exercise Notice and the pertinent instructions as to how to exercise their Warrants.

         (f) [Further, at any time until the start of the period specified in
Section 3(b), the Warrant Agent shall provide [ ] (the "Dealer Manager"), which has been appointed by the Company as dealer manager to solicit holders of Warrants to exercise the Warrants, such information regarding the registered owners of the Warrants as the Dealer Manager may reasonably request and is reasonably available to the Warrant Agent, including a list of all registered owners of the Warrants known to the Warrant Agent.]

         (g) The Warrant Agent shall:

                   (i) examine all Warrant Exercise Notices and all other
             documents delivered to it by or on behalf of holders as contemplated by the Warrant Certificates to ascertain whether, on their face, such Warrant Exercise Notices and any such other documents have been executed and completed in accordance with their terms and the terms of the Warrant Certificates;

                   (ii) determine whether the exercising Warrant holder has
             delivered the related Warrants to the Warrant Agent's account at DTC. In each case where a Warrant Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, the Warrant Agent will endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled. Except to the extent provided in the immediately preceding sentence, the Warrant Agent shall be under no duty to give notice to any person of any irregularities in Warrant Exercise Notices, delivery of Warrants or any other document completed or executed in connection therewith nor shall it incur any liability for failure to give such notice;

                   (iii) inform the Company of and cooperate with and assist the
             Company in resolving any reconciliation problems between Warrant Exercise Notices received and delivery of Warrants to the Warrant Agent's account;

                   (iv) advise the Company (i) no later than [noon, New York
             City time, on the first New York business day following the expiration of the period specified in Section 3(b),] of receipt of any Warrant Exercise Notices and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (ii) no later than [noon, New York City time, on the second New York business day, as applicable, following the expiration of the period specified in Section 3(b),] of the instructions




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                  with respect to delivery of the [ ] [indicate type of
                  securities] deliverable upon such exercise, subject to timely receipt from DTC of the necessary information, and (iii) of such other information as the Company shall reasonably require;

                        (v) notify, by such time as necessary to ensure a prompt
                  closing, DTC, with a copy to the Company, each account at DTC to be credited with [ ] [indicate type of securities] and the amount thereof to be credited to each such account; and

                        (vi) subject to [ ] [indicate type of securities] being
                  made available to the Warrant Agent by or on behalf of the Company for delivery to accounts within DTC, liaise with DTC and endeavor to effect such delivery to the relevant accounts at DTC in accordance with its requirements.

         (h) All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant exercise will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Warrant Exercise Notices not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Warrant Exercise Notices with regard to any particular exercise of Warrants. None of the Company and the Warrant Agent shall be under any duty to give notice to the holders of the Warrants of any irregularities in any exercise of Warrants, nor shall any of them incur any liability for the failure to give such notice.

         (i) As soon as practicable after the exercise of any Warrant, but in no event later than [9:00 A.M., New York City time,] on the Settlement Date, the Company shall issue, or otherwise deliver, in authorized denominations to or upon the order of the holder of the Warrant Certificates evidencing such Warrants, by same-day credit to such holder's account at DTC or to the account of a participant in DTC, in each case designated by such holder, or by the direct participant in DTC, through which such holder is acting, in its Warrant Exercise Notice, the [ ] [indicate type of securities] to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder or such participant.

         4. Rights of Holders. (a) No Warrant Certificate or Warrants evidenced thereby shall entitle the holder thereof to any of the rights of a holder of the [ ] [indicate type of securities].

         (b) Notwithstanding any of the provisions of this Agreement, any holder of Warrants may, without the consent of the Warrant Agent, the holder of any [ ] [indicate type of securities] or the holder of any other Warrants, on its own behalf and on behalf of any beneficial owner for whom it is acting, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or may take any other action in respect of, its right to exercise the Warrants evidenced by its Warrant Certificate in the manner provided in such Warrant Certificate and herein.

         5. Registration. The Warrant Agent shall keep, at its corporate trust office, books in which, subject to such reasonable regulations as it may prescribe, it shall register the Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates upon surrender of the Warrant Certificates properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of the Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer.

         6. Exchange, Transfer, Replacement and Cancellation of Warrant Certificates. (a) Subject to Section 7, upon surrender at the corporate trust office of the Warrant Agent by hand, mail or book-entry delivery, the Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates of the same tenor and dollar amount evidencing such Warrants or the transfer thereof may be registered in whole or in part provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. Whenever a Warrant Certificate is so surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant. The Warrant Certificate issued upon any exchange or registration of transfer of a Warrant Certificate shall be the legal, valid and binding obligations of the Company, evidencing the same obligations and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange or registration of transfer.

         (b) Any Warrant Certificate surrendered for exchange, registration of transfer or exercise of the Warrants evidenced thereby shall if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of the canceled Warrant Certificates in its customary manner.

         (c) Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to it and, in the case of mutilation,

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upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or a responsible corporate trust officer of the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing like Warrants. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

         (d) Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith.

         (e) The holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of such Warrant Certificate that until the transfer of the Warrant Certificate is registered on the books of the Warrant Agent, the Company and the Warrant Agent may treat such registered holder as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrant evidenced thereby, any notice to the contrary notwithstanding.

         7. Global Securities. The Warrants shall be issued initially in the form of one or more Global Warrant Certificates that will be deposited with, or on behalf of, DTC. Global Warrant Certificates may be issued only in fully registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for Warrant Certificates in definitive form, a Global Warrant Certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depositary or any nominee of such successor.

         So long as DTC, or its nominee, is the registered owner of a Global Warrant Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Warrants represented by such Global Warrant Certificate for all purposes under this Agreement. Except as specified below with respect to Warrants only, owners of beneficial interests in a Global Warrant Certificate will not be entitled to have any Warrants registered in their names, and will not receive or be entitled to receive physical delivery of any such Warrants in definitive form and will not be considered the owners or holders thereof under the Warrants or this Agreement. Neither the Company nor the

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Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

         If at any time DTC notifies the Company that it is unwilling or unable to continue as depositary for the Warrants, or if the Company notifies DTC that it will no longer continue to use DTC as depositary for the Warrants, or if at any time DTC ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, or otherwise ceases to be eligible to be a depositary, the Company shall appoint a successor depositary with respect to the Warrants (and all references to DTC herein shall be deemed to include such successor depositary). If a successor depositary for the Warrants is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Warrant Agent upon receipt of such executed definitive Warrant Certificates will authenticate and deliver, Warrant Certificates in definitive registered form evidencing an aggregate number of Warrants equal to the aggregate number of Warrants evidenced by the Global Warrant Certificate.

         The Company may at any time and in its sole discretion determine not to have any of the Warrants evidenced by Global Warrant Certificates. In such event, the Company will execute, and the Warrant Agent, upon receipt of such executed definitive Warrant Certificates, will authenticate and deliver Warrant Certificates in definitive registered form, in an aggregate amount equal to the aggregate number of Warrants evidenced by such Global Warrant Certificates.

         Upon the exchange of the Global Warrant Certificates for Warrant Certificates in definitive registered form, the Global Warrant Certificates shall be canceled by the Warrant Agent.

         Warrant Certificates in definitive registered form issued in exchange for the Global Warrant Certificates pursuant to this section shall be registered in such names as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent or the Company. The Warrant Agent shall deliver such Warrant Certificates in definitive registered form to or as directed by the persons in whose names such definitive registered Warrant Certificates are so registered.

         All Warrant Certificates in definitive registered form, issued upon the exchange of the Global Warrant Certificates, shall be valid obligations of the Company, evidencing the rights, and entitled to the same benefits under this Agreement, as the Global Warrant Certificates surrendered upon such exchange.

         8. Rights of Warrant Agent. The Company shall have the following obligations to the Warrant Agent and the Warrant Agent shall have the following rights:

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         (a) In acting under this Agreement and in connection with the Warrant
Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust for or with the owners or holders of Warrants.

         (b) The Warrant Agent shall be entitled to compensation, as agreed upon with the Company, for all services rendered by it and expenses incurred in connection therewith, and the Company agrees promptly to pay such compensation and to reimburse the Warrant Agent for any agreed upon expenses incurred by the Warrant Agent in connection with the services rendered by it (as documented in an invoice setting forth such expenses).

         (c) The Warrant Agent shall be entitled to consult with counsel and the opinion, written or otherwise, of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

         (d) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the Warrants, any Warrant Certificate, the [ ] [indicate type of securities] or any notice, direction, consent, certificate, affidavit, statement or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been passed or signed by the proper parties.

         (e) The Warrant Agent or any of its officers, directors and employees may become the beneficial owner of, or acquire an interest in, Warrants or [ ] [indicate type of securities]with the same rights that it would have if it were not the Warrant Agent hereunder, and to the extent permitted by applicable law, may engage in or be interested in any financial or other transaction with the Company, and may act on behalf of, or as depositary, trustee or agent for, any committee or body of beneficial owners of the Warrants, the [ ] [indicate type of securities], or other obligations of the Company, as freely as if it were not the Warrant Agent hereunder.

         (f) The recitals contained herein and in the Warrant Certificates (except in the Warrant Agent's certificate of authentication on the Warrant Certificates) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility for the correctness of the same. The Warrant Agent makes no representation as to the validity or sufficiency of this Agreement or the Warrant Certificates except for the due authorization of the Warrant Agent to execute this Agreement.

         (g) The Warrant Agent shall be obligated to perform such duties and only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any reimbursable expense or liability, the payment of which within a reasonable time is not in its reasonable opinion, assured to it.

         (h) Unless otherwise specifically provided herein or in the Warrant Certificates, any order, certificate, notice, request, direction or other communication from the Company made or given by the Company under any provision of this Agreement shall be sufficient if signed by an Authorized Person of the Company.

         (i) If the Warrant Agent shall receive any notice or demand (other than notice of or demand for exercise of Warrants) addressed to the Company by the holder of the Warrant Certificates pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

         (j) The Warrant Agent may at any time resign as Warrant Agent, by giving written notice to the Company of such intention on its part, mailed to the Company at its address set forth in Section 12, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall never be less than 90 days after the date of receipt of such notice by the Company unless the Company agrees to accept shorter notice. The Warrant Agent may be removed at any time by the filing with it of an instrument in writing signed by an Authorized Person of the Company and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its incorporation to exercise corporate trust powers) and the acceptance of such appointment by the successor Warrant Agent. If a successor Warrant Agent is not appointed by the Company within 90 days after the resignation of the Warrant Agent, the Warrant Agent shall be entitled to petition at the expense of the Company a court of competent jurisdiction for appointment of a successor Warrant Agent. Upon its resignation or removal, the Warrant Agent shall be entitled to the payment by the Company of its compensation for the services rendered hereunder and to the reimbursement of all reasonable and duly documented out-of-pocket expenses (including reasonable and duly documented counsel fees) incurred in connection with the services rendered hereunder (as described in Section 8(b)). The indemnity described in Section 9 shall survive any resignation or removal of the Warrant Agent or the termination of this Agreement.

         (k) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property or affairs or shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay or meet its debts generally as they become due, or if an order of any court shall be entered approving any petition filed by or against the Warrant Agent under the provisions of bankruptcy laws or any similar legislation, or if a receiver, trustee or other similar official of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation, protection, relief, winding up or liquidation, a successor Warrant Agent shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by it of such appointment, the Warrant Agent so superseded shall, if not previously disqualified by operation of law, cease to be the Warrant Agent hereunder.

         (l) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive all moneys, securities, records or other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

         (m) Any corporation or bank into which the Warrant Agent may be merged or converted, or any corporation or bank with which the Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all its corporate trust business, provided that it shall be qualified as aforesaid, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto.

         (n) the Warrant Agent:

                    (i) need not act on any notice given under this Agreement by the Company or any other person which is received orally until it has been confirmed in writing;

                    (ii) is authorized to communicate with any person from whom an exercise of Warrants is received but is not obliged to do so, if it reasonably believes to do so would breach laws or regulations relating to the sale of securities in a jurisdiction; and

                    (iii) is authorized to cooperate with and to furnish any
             organization (and its representatives) designated from time to time by the Company in any manner reasonably requested by it in connection with the exercise of the Warrants and any exercises thereunder; and will not be responsible for procuring, nor liable for the consequences of, any transfers of Warrants in any accounts.

         (o) The Warrant Agent shall have no responsibility for failing to provide information or to take any action hereunder or by a time specified hereunder if such failure is attributable (directly or indirectly) to any failure on the part of DTC to provide in a form satisfactory to it any confirmations or other information required by it to carry out its functions hereunder and it may rely conclusively without investigation on any such information provided by any such entity.

         (p) The Warrant Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

         (q) The rights, privileges, protections, immunities and benefits given to the Warrant Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Warrant Agent in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder.

         9. Indemnity. The Company shall indemnify the Warrant Agent for, and hold it harmless against, any loss, liability or expense (including the costs and expenses of defending any claim of liability) incurred without negligence, bad faith, or willful misconduct of the Warrant Agent or its respective employees, directors, officers, or agents in connection with its acting as its respective duties hereunder.

         10. Taxes. The Company will pay all stamp taxes or other duties, if any, which may be imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, with respect to the execution or delivery of this Agreement or the issuance of a Warrant Certificate. The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issuance of the [ ] [indicate type of securities]; and if any such transfer is involved, the Company shall not be required to issue or deliver any [ ] [indicate type of securities] until such tax or other charge shall have been paid or provided for or it has been established to the Company's satisfaction that no such tax or other charge is due.

         11. Amendments. This Agreement may be amended or supplemented by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained herein, or in any manner which the parties may mutually deem necessary or desirable and which shall not adversely affect the interests of the holders of the Warrant Certificates. The Warrant Agent shall promptly notify in writing each holder of any such amendment and deliver a copy of such amendment to any holder who shall so request in writing, all at the cost of the Company.

         12. Notices. Any communication required to be given shall be given to the parties hereto as follows:

If to the Company:                        The St. Paul Companies, Inc.
                                          [ ]
                                          Fax:  [ ]
                                          Attention: [ ]

If to the Warrant Agent:                  [ ]
                                          Fax:  [ ]
                                          Attention:  [ ]



(or such other address as shall be specified in writing by the relevant party to the other parties hereto.)

Communications between the Company and the Warrant Agent shall be delivered by hand, facsimile or sent by courier. Any notice to the holders of the Warrants which by any provision of this Warrant Agreement is required or permitted to be given shall be given by first class mail postage prepaid at such holder's address as it appears on the books of the Warrant Agent. Communications between the Company and the Warrant Agent shall be deemed to be effective on receipt, for which purpose any communication shall, if sent by facsimile, be deemed to have been received at the time of dispatch and, if sent by courier, be deemed to have been received after 2 days. Communications to Warrant holders shall be deemed to be effective at the time of dispatch or mailing.

         13. Delivery of Prospectus. To the extent required by law, the Company will furnish to the Warrant Agent copies of a prospectus contained in a Registration Statement declared effective under the Securities Act of 1933, as amended (the "Act"), and any necessary prospectus supplement relating to the [ ] [indicate type of securities] deliverable upon exercise of any Warrants (collectively the "Prospectus") in such quantity as requested by the exercising Warrant holder, the Warrant Agent agrees that upon receipt of a Warrant Exercise Notice from any holder, the Warrant Agent will as soon as practicable deliver to such holder, if instructed by the Company that such delivery is required by law or upon request of such holder, prior to the Warrant Exercise Date, a Prospectus, all at the cost of the Company.

         14. Obtaining of Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrants, the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the [ ] [indicate type of securities] issuable upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable. The Company covenants that it will obtain all necessary governmental authorizations which may be required to issue the [ ] [indicate type of securities] upon exercise of the Warrants and the Company will issue the [ ] [indicate type of securities] pursuant to registration under the Act.

         15. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         16. Governing Law. This Agreement, the Warrants and the Warrant Certificates shall be governed by and construed in accordance with the laws of the State of New York.

         17. Persons Having Rights under Warrant Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the holder of any Warrants any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company, the Warrant Agent and its successors and holders of the Warrants.

         18. Further Issues. The Company may from time to time, without notice to or the consent of the registered holders of Warrants, create and issue further Warrants identical with the Warrants in all respects and so that such further warrants shall be consolidated and form a single series with the Warrants and shall have the same terms as to status, exercise or otherwise as the Warrants. The issuance of such further warrants shall be pursuant to an agreement supplemental hereto.

         19. Counterparts. This Agreement may be executed in or by separate counterparts, and by each party separately on a separate counterpart, each such counterpart, when so executed and delivered, to be an original. Such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have, by duly authorized directors, officers or attorneys-in-fact, executed this Agreement as of the date first above written.

                                            The St. Paul Companies, Inc.



                                            By:
                                               ------------------------
                                               Name:
                                               Title:

                                            [ ], as Warrant Agent



                                            By:
                                               ------------------------
                                               Name:
                                               Title:

                                                                       Exhibit A


                          [FORM OF WARRANT CERTIFICATE]



         [IF THE WARRANT CERTIFICATE IS TO BE A GLOBAL WARRANT CERTIFICATE, INSERT-- This Warrant Certificate is a Global Warrant Certificate within the meaning of the Warrant Agreement hereinafter referred to and is registered in the name of The Depository Trust Company ("DTC") or a nominee of DTC. Unless and until it is exchanged in whole or in part for Warrants in definitive registered form, this Warrant Certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary).

         Unless this Warrant Certificate is presented by an authorized representative of DTC ([ ] [indicate address of the depositary company]) to the Warrant Agent or its agents for registration of transfer, exchange or payment, and any Warrant issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

         The Warrants evidenced hereby are exercisable only if countersigned by the Warrant Agent as provided herein.

         VOID IF NOT EXERCISED BY [5:00 P.M., NEW YORK CITY TIME,] ON [ ].

                THE ST. PAUL COMPANIES, INC. WARRANT CERTIFICATE

CUSIP NO.: [_________]
ISIN NO.: [_________]                                      [________] Warrants

                  This certifies that [CEDE & CO.] or its registered assigns (the "Registered Holder") is the registered owner of the above Warrants. Each Warrant entitles the registered owner to exercise, [commencing at 9:00 A.M., New York City] on [ ] [but no later than 5:00 P.M., New York City time,] on [ ], an option to purchase, at an exercise price of U.S. $[ ], [ ] of [ ] [indicate type of securities] (the "[ ]") of The St. Paul Companies, Inc. (the "Company"). The [ ] [indicate type of securities] will be issued and delivered by the Company on [ ]. The holder may exercise the Warrants evidenced hereby in whole or in part during the period herein specified, provided, that [no fewer than one Warrant may be exercised per Warrant Exercise Notice and no fractional Warrants may be exercised,] by (i) providing written notice of such election to exercise such Warrants ("Warrant Exercise Notice") to the Warrant Agent at [ ], "Attention: The St. Paul Companies, Inc. Warrant Exercise", or such other address of the Warrant Agent as the Warrant Holders may be notified of by the Company prior to [ ], by hand or facsimile, no later than [5:00 P.M., New York City time,] on the [ ], which Warrant Exercise Notice shall be in the form of an election to purchase [ ] [indicate type of securities] substantially in the form set forth as Exhibit B to the Warrant Agreement, properly completed and executed by the holder; (ii) delivering, no later than [5:00 P.M., New York City time,] on [ ], such Warrants to the Warrant Agent by book-entry transfer through the facilities of DTC or by delivering, no later than [5:00 P.M., New York City time,] on [ ], the Warrant Certificates evidencing such Warrants to the Warrant Agent if Warrant Certificates in definitive form have been issued and delivered pursuant to Section 7 of the Warrant Agreement and (iii) for each Warrant exercised, paying in full, in lawful money of the United States of America, by bank wire transfer in immediately available funds no later than [11:00 A.M., New York City time] on [ ] (the "Settlement Date"), the exercise price of U.S. $[ ].

         This Warrant Certificate is issued pursuant to and in accordance with a Warrant Agreement, dated as of [ ] (the "Warrant Agreement") between the Company and the Warrant Agent and is subject to the terms and provisions contained therein to all of which terms and provisions the holder consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent. Capitalized terms used in this Warrant Certificate and not defined herein will have the respective meanings given such terms in the Warrant Agreement.

         This Warrant Certificate may be transferred at the corporate trust office of the Warrant Agent by the Registered Holder or its assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

         After countersignature by the Warrant Agent and prior to the expiration of the Warrants, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent for one or more Warrant Certificates, representing the same number of Warrants of the same tenor.

         This Warrant Certificate shall not entitle the Registered Holder to any
of the rights of a holder of the [   ] [indicate type of securities].

         Unless the certificate of authentication hereon has been executed by the Warrant Agent by the manual signature of one of its duly authorized officers, this Warrant Certificate shall not be valid or obligatory for any purpose.

Dated: [   ]


The St. Paul Companies, Inc.



By:
   ------------------------
Name:
Title:

Authenticated by
[   ]
as Warrant Agent without recourse,
warranty or liability

By:
   ---------------------------------
         Authorized Signature

                                                                       Exhibit B


                        [FORM OF WARRANT EXERCISE NOTICE]

                     [TO BE COMPLETED BY DIRECT PARTICIPANT
                                     IN DTC]

                          The St. Paul Companies, Inc.
             Warrants to Purchase [ ] [indicate type of securities]

                    TO BE EXECUTED UPON EXERCISE OF WARRANTS

         The undersigned hereby irrevocably elects to exercise the number of Warrants set forth below. Each Warrant entitles the registered owner to exercise, [commencing at 9:00 A.M., New York City time] [ ], [but no later than 5:00 P.M., New York City time,] on [ ], an option to purchase, at an exercise price of $[ ], $[ ] newly issued [ ] [indicate type of securities] (the "[ ]") of The St. Paul Companies, Inc. (the Company"). The undersigned represents, warrants and promises that (1) it has delivered or will deliver no later than [5:00 P.M., New York time,] on [ ] the number of Warrants specified below to the Warrant Agent's account at DTC by book-entry transfer; (2) it has the full power and authority to exercise and deliver the Warrants exercised hereby; and (3) [payment details] no later than [11:00 A.M., New York City time] on [ ] (the "Settlement Date"), the exercise price of U.S. $[ ] for each Warrant exercised hereby.

         The undersigned requests that the principal amount of Warrants exercised hereby be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, that if the [ ] [indicate type of securities] are evidenced by global securities, the [ ] [indicate type of securities] shall be registered in the name of DTC or its nominee.


----------------------------------------------------------------------------------------------------------------------

Dated:  [           ]
----------------------------------------------------------------------------------------------------------------------

NOTE:      THIS EXERCISE NOTICE MUST BE DELIVERED TO [ ],     WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH
           THE WARRANT AGENT, PRIOR TO [5:00 P.M., NEW        WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.  YOU MAY
           YORK CITY TIME,] ON [ ]. THE WARRANT AGENT         NOT SUBMIT YOUR WARRANT EXERCISE NOTICE OR DELIVER
           SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM)     YOUR WARRANTS UNTIL [9:00 A.M., NEW YORK CITY TIME,]
           OF (1) THE WARRANT AGENT'S ACCOUNT AT DTC TO       ON [ ].  WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF
           WHICH YOU MUST DELIVER YOUR WARRANTS ON THE        DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET
           EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER    FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED),
           AND FACSIMILE NUMBER                               MARKED TO THE ATTENTION OF "THE ST. PAUL COMPANIES,
                                                              INC. WARRANT EXERCISE".

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
NAME OF DTC DIRECT PARTICIPANT:                              WARRANT HOLDER DELIVERING WARRANTS, IF OTHER THAN THE
__________________________________________________           DIRECT DTC PARTICIPANT DELIVERING THIS WARRANT EXERCISE
                      (PLEASE PRINT)                         NOTICE
ADDRESS: _________________________________________
                  ________________________________           NAME:___________________________________________________
                                                                                  (PLEASE PRINT)
CONTACT NAME: ____________________________________
                                                             ADDRESS:________________________________________________
TELEPHONE (INCLUDING INTERNATIONAL CODE):_________
                                                                        _____________________________________________
FAX (INCLUDING INTERNATIONAL CODE):  _____________
__________________________________________________           CONTACT NAME:___________________________________________

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION             TELEPHONE (INCLUDING INTERNATIONAL CODE):_______________
NUMBER (IF APPLICABLE):___________________________                  _________________________________________________

                                                             FAX (INCLUDING INTERNATIONAL CODE):_____________________

                                                             ________________________________________________________


                                                             SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER
                                                             (IF APPLICABLE):________________________________________

----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED:             ACCOUNT TO WHICH THE [ ] [indicate type of securities]
                                                             ARE TO BE CREDITED:
 DTC Account No._________________________________
                                                               DTC Account No._____________________________________

----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------
FILL IN FOR DELIVERY OF [   ] [indicate type of securities], IF
OTHER THAN TO THE PERSON DELIVERING THIS WARRANT
EXERCISE NOTICE:

Name:______________________________________________________
                (Please Print)

Address:___________________________________________________

           ________________________________________________

Contact Name:______________________________________________

Telephone (including international code):__________________

___________________________________________________________

Fax (including international code):________________________

___________________________________________________________

Social Security or Other Taxpayer Identification Number
(if applicable):___________________________________________

------------------------------------------------------------

Number of Warrants Being Exercised[ (at least [two])]:_________________________

       (ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)










                         Signature____________________________________________

                         Name:________________________________________________

                         Capacity in which Signing:___________________________